certification

Robert M. Arena, Jr., President, and Laura Szalyga, Treasurer of Forethought Variable Insurance Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                                                               Treasurer

Forethought Variable Insurance Trust                                                             Forethought Variable Insurance Trust

/s/ Robert M. Arena, Jr.		/s/ Laura Szalyga
Robert M. Arena, Jr.		Laura Szalyga
Date:	8/19/19	Date:	8/19/19

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Forethought Variable Insurance Trust and will be retained by Forethought Variable Insurance Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.